EXHIBIT 1

                                Durland & Company
                          Certified Public Accountants
                           A Professional Association
                               232A Royal Palm Way
                              Palm Beach, FL 33480
                           (561) 822-9995 Fax 822-9342



14 December 2000


Chief Accountants Office
US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated 13 December 2000 of Puradyn Filter Technologies, Inc., SEC File No. 0-29192, and are in agreement with the statements contained therein as they pertain to this firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

  /s/  Durland & Company, CPAs, P.A.
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